Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000 (800) 352-0001

Financial Guaranty Insurance Policy

Issuer: Home Equity Loan Trust 2006-HSA1            Policy Number:  06030003
                                                    Control Number:  0010001


Insured Obligations:
$461,444,000 in aggregate certificate principal balance of Home Equity Loan Pass-Through Certificates, Series 2006-HSA1, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 (collectively, the "Class A Certificates")

Trustee:  JPMorgan Chase Bank, N.A.

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums as provided in the Insurance Agreement (as defined below) and subject to the terms of this Financial Guaranty Insurance Policy (the "Policy"), hereby unconditionally and irrevocably agrees to pay each Insured Payment (as defined below) to the Trustee named above or its successor, as trustee for the Holders of the Class A Certificates, to the extent set forth in the Pooling and Servicing Agreement (as defined below). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement as in effect and executed on the date hereof.

The following terms used herein shall have the meanings assigned to them below:

"Deficiency Amount" shall mean with respect to any Distribution Date and each class of the Class A Certificates, an amount, if any, equal to the sum of (1) the excess, if any, of the Accrued Certificate Interest on that class of Class A Certificates for that Distribution Date over the portion of the amounts available for distribution to that class of Class A Certificates on that Distribution Date pursuant to Section 4.02 of the Pooling and Servicing Agreement and (2) (i) with respect to any Distribution Date that is not the Distribution Date in February 2036, the principal portion of any Realized Losses allocated to that class of Class A Certificates, if any, for that Distribution Date, after application of excess interest with respect to any Realized Losses and the reduction of the Overcollateralization Amount to zero, and (ii) on the Distribution Date in February 2036, the aggregate Certificate Principal Balance of each class of Class A Certificates (after giving effect to all distributions to be made thereon on that Distribution Date other than any portion thereof consisting of an Insured Payment payable as principal on such class of Class A Certificates).

 "Insured Payment" shall mean (a) with respect to any Distribution Date, (i) the Deficiency Amount, if any; and (ii) the Preference Amount (as defined in this Policy), if any, and (b) with respect to any other date, the Preference Amount, if any.

Financial Guaranty will pay a Deficiency Amount with respect to the Class A Certificates by 12:00 noon (New York City time) in immediately available funds to the Trustee on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice from the Trustee that a Deficiency Amount is due in respect of the Class A Certificates and (ii) the Distribution Date on which the related Deficiency Amount is payable to the Holders of the Class A Certificates pursuant to the Pooling and Servicing Agreement, for disbursement to the Holders of the Class A Certificates in the same manner as other payments with respect to the Class A Certificates are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. In addition, if any Notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Trustee, and the Trustee may submit an amended Notice.

If any portion or all of any amount that is insured hereunder that was previously distributed to a Holder of Class A Certificates is recoverable and sought to be recovered from such Holder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by Financial Guaranty on a Business Day of
(w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to Financial Guaranty that the order is a Final Order, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Holder of the Class A Certificates relating to or arising under such Preference Amount and constituting an appropriate instrument, in form reasonably satisfactory to Financial Guaranty, appointing Financial Guaranty as the agent of the Trustee and/or such Holder in respect of such Preference Amount, including, without limitation, in any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Holder of the Class A Certificates directly (unless the Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the Trustee for distribution to the Holder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class A Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Trustee, and the Trustee may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

Upon payment of any Insured Payment hereunder, Financial Guaranty shall be fully subrogated to the rights of the Holders of the Class A Certificates to receive the amount so paid. Financial Guaranty's obligations with respect to the Class A Certificates hereunder with respect to each Distribution Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Trustee on behalf of the Holders of the Class A Certificates for payment to such Holders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

This Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Policy is not refundable for any reason, including the payment of any Class A Certificates prior to their respective maturities. This Policy shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the third preceding paragraph with respect to which the Depositor is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

This Policy will not cover any Net WAC Cap Shortfalls, Relief Act Shortfalls or Prepayment Interest Shortfalls allocated to the Class A Certificates, nor will it cover any shortfalls attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor does this Policy guarantee to the holders of the Class A Certificates any particular rate of principal payment. This Policy also does not cover the failure of the Trustee to make any payment required under the Pooling and Servicing Agreement to any Holder of Class A Certificates.

To the fullest extent permitted by applicable law, Financial Guaranty hereby waives, solely for the benefit of Holders of the Class A Certificates, all defenses of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of "utmost good faith" or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that Financial Guaranty otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of this Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that Financial Guaranty may have with respect to the Issuer or Residential Funding Corporation, or any of their affiliates, whether acquired by subrogation, assignment or otherwise.

A monthly Premium shall be due and payable in arrears as provided in the Pooling and Servicing Agreement and the Insurance Agreement.

This Policy is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Policy shall be the County of New York, State of New York. The insurance provided by this Policy is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

"Notice" means a written notice in the form of Exhibit A to this Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. "Holder" means, as to a particular Class A Certificate, the person, other than Residential Funding Mortgage Securities II, Inc. (the "Depositor"), Residential Funding Corporation (the "Master Servicer") or any subservicer retained by the Master Servicer, the Depositor or the Trustee who, on the applicable Distribution Date, is entitled under the terms of such Class A Certificate to a payment thereon. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement relating to the Class A Certificates by and among the Depositor, the Master Servicer and the Trustee, dated as of January 1, 2006. "Insurance Agreement" means the Insurance and Indemnity Agreement, among Financial Guaranty, the Depositor, the Master Servicer and the Trustee, dated as of January 27, 2006.

In the event that payments under any Class A Certificate are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Class A Certificate on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the retirement of any Class A Certificate by reason of the purchase of the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement does not constitute acceleration for the purposes hereof.

IN WITNESS WHEREOF, Financial Guaranty has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.

/s/ Howard C. Pfeffer                             /s/  Jeffrey Kert
President                                         Authorized Representative

Effective Date:  January 27, 2006

                                    EXHIBIT A

                       NOTICE OF NONPAYMENT AND DEMAND FOR
                                 INSURED PAYMENT

To:            Financial Guaranty Insurance Company
               125 Park Avenue
               New York, New York 10017
               (212) 312-3000
               Attention:    Structured Finance Surveillance

               Telephone: (212) 312-3000
               Telecopier:  (212) 312-3220

Re:
              $461,444,000 in aggregate certificate principal balance of Home Equity Loan Pass-Through Certificates, Series 2006-HSA1, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 (collectively, the "Class A Certificates")

               Policy No:  06030003 (the "Policy")

Distribution Date/Final Scheduled Distribution Date:      ________________

We refer to that certain Pooling and Servicing Agreement, dated as of January 1, 2006, by and among Residential Funding Mortgage Securities II, Inc., Residential Funding Corporation, as Master Servicer and JPMorgan Chase Bank, N.A. as Trustee (the "Pooling and Servicing Agreement"), relating to the above referenced Class A Certificates. All capitalized terms not otherwise defined herein or in the Policy shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

(a) The Trustee has determined under the Pooling and Servicing Agreement that in respect of the Distribution Date:

        The Deficiency Amount on the Class A Certificates in respect of the Distribution Date that is due to be received on the Distribution Date specified above under the Pooling and Servicing Agreement, is equal to $_____________, consisting of

        (A) $ ___________ in respect of interest on the Class A Certificates, which is calculated as the amount by which:

                      (i) $____________, constituting of the Accrued Certificate Interest on the Class A Certificates for the Distribution Date; exceeds

                      (ii) $___________, representing the amount on deposit in the Certificate Account available for interest payments to the Class A Certificates on the Distribution Date; plus

        (B) $_____________ in respect of principal of the Class A Certificates which with respect to (i) any Distribution Date that is not the Distribution Date in February 2036, the principal portion of any Realized Losses allocated to the Class A Certificates, if any, for that Distribution Date, after application of excess interest with respect to any Realized Losses and the reduction of the Overcollateralization Amount to zero, and (ii) on the Distribution Date in February 2036, the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made thereon on that Distribution Date other than any portion thereof consisting of an Insured Payment payable as principal on the Class A Certificates).

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent. The amount of the Preference Amount is $______________.]

        Please be advised that, accordingly, an Insured Payment exists for the Distribution Date identified above for the Class A Certificates and, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of an Insured Payment by the Insurer in the amount of $__________. This Insured Payment is payable by the Insurer under the Policy.

(b) No payment claimed hereunder is in excess of the amount payable under the Policy.

        The amount requested in this Notice should be paid to: [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Nonpayment and Demand for Insured Payment this _____ day of
______________________.

                                    __________________________________________,
                                    as Trustee

                                    By:     ___________________________________

                                    Title:  ___________________________________